Exhibit 99.4

Execution Version

FORM OF AMENDMENT TO THE

REGISTRATION AND SHAREHOLDER RIGHTS AGREEMENT

This AMENDMENT TO THE REGISTRATION AND SHAREHOLDER RIGHTS (the “Amendment”), dated as of     , 2024, by and among Target Global Acquisition I Corp., a Cayman Islands exempted company ( the “Company”), Target Global Sponsor Ltd., a Cayman limited liability company(the “Sponsor”) and each shareholder identified on the signature pages hereto (the “Holders”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Registration and Shareholder Rights Agreement, dated as of December 8, 2021 (the “Registration and Shareholder Rights Agreement”), by and among the Company, the Sponsor and the Holders.

W I T N E S S E T H :

A.	The Company, the Sponsor and the Holders entered into the Registration and Shareholder Rights Agreement.

B.	The Company, the Sponsor and the Holders desire to amend the Registration and Shareholder Rights Agreement as set forth in this Amendment.

The parties hereto accordingly agree as follows:

1. Amendment.

The definition of “Founder Shares Lock-up Period” in Section 1.1 of the Registration and Shareholder Rights Agreement is hereby deleted and the following is inserted in its place:

“Founder Shares Lock-up Period” shall mean, with respect to:

•	50% of the Founder Shares ( or any Class A Ordinary Shares issuable upon conversion thereof) until the completion of the Company’s initial Business Combination; and

•

50% of the founder shares and any Class A Ordinary Shares issuable upon conversion thereof held by our Sponsor and our directors and executive officers shall not be transferred, assigned or sold except to certain permitted transferees unless and until the earlier to occur of (A) six (6) months after the completion of our initial Business Combination and (B) subsequent to our initial Business Combination if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial Business Combination.”

2. No Other Amendments. Except for the amendments expressly set forth in this Amendment, the Registration and Shareholder Rights Agreement shall remain unchanged and in full force and effect.

3. Entire Agreement. The Registration and Shareholder Rights Agreement (as amended by this Amendment), sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof or thereof, other than those expressly set forth in the Registration and Shareholder Rights Agreement (as amended by this Amendment). The Registration and Shareholder Rights Agreement (as amended by this Amendment) supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein.

4. Governing Law. This Amendment shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties hereby agrees that any action, proceeding, or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such personal jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

5. Severability. A determination by a court or other legal authority of competent jurisdiction that any provision of this Amendment is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties hereto shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

6. Counterparts; Facsimile Signatures. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Amendment shall become effective upon delivery to each party hereto an executed counterpart or the earlier delivery to each party hereto an original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

7. Captions. Captions are not a part of this Amendment, but are included for convenience, only.

8. Further Assurances. Each party hereto shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

TARGET GLOBAL ACQUISITION I CORP., a Cayman Islands exempted company

By:
Name: Heiko Dimmerling
Title: Chief Financial Officer and Director

HOLDERS:

TARGET GLOBAL SPONSOR LTD., a Cayman Islands limited liability company

By:
Name: Heiko Dimmerling
Title: Director

TARGET GLOBAL SPONSOR LTD., a Cayman Islands limited liability company

By:
Name: Yaron Valler
Title: Director

By:
Name: Shmuel Chafets

By:
Name: Gerhard Cromme

By:
Name: Heiko Dimmerling

By:
Name: Sigal Regev Rosenberg

By:
Name: Lars Hinrichs

By:
Name: Michael Abbott

TARGET GLOBAL SELECTED OPPORTUNITIES, LLC – SERIES SELENIUM 2

By:
Name: Yaron Valler
Title: Director

[Signature Page to Amendment to the Registration and Shareholder Rights Agreement]